Exhibit 99.1

Cascade Kelly Holdings, LLC

(A development stage company)

Financial Statements
December 31, 2012, 2011, 2010 and for the period from December 23, 2009 (date of inception) through December 31, 2012

Cascade Kelly Holdings, LLC

(A development stage company)

Index

December 31, 2012, 2011, 2010

Page(s)

Independent Auditor’s Report	1-2

Financial Statements

Balance Sheets	3

Statements of Operations and Member’s Equity	4

Statements of Cash Flows	5

Notes to the Financial Statements	6–13

Independent Auditor’s Report

To the Member of
Cascade Kelly Holdings, LLC

We have audited the accompanying financial statements of Cascade Kelly Holdings, LLC (a development stage company), which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations and member’s equity and of cash flows for each of the three years in the period ended December 31, 2012 and, cumulatively, for the period from December 23, 2009 (date of inception) to December 31, 2012.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cascade Kelly Holdings, LLC (a development stage company) at December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012 and, cumulatively, for the period from December 23, 2009 (date of inception) to December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

May 2, 2013
Portland, Oregon

Cascade Kelly Holdings, LLC

(A development stage company)

Balance Sheets

December 31, 2012 and 2011

	2012	2011

Assets
Current assets
Cash and cash equivalents (Note 2)	$2,531,830	$1,194,815
Accounts receivable, net	188,664	544,392
Inventory	676,407	427,125
Prepaids and other current assets	1,490,089	484,013
Total current assets	4,886,990	2,650,345
Property and equipment, net (Note 3)	30,324,866	19,408,655
Total assets	$35,211,856	$22,059,000
Liabilities and Member’s Equity
Current liabilities
Accounts payable	$822,859	$3,037,746
Accrued expenses	213,760	342,571
Current portion of capital leases (Note 5)	101,146	75,797
Other current liabilities (Note 6)	2,386,280	450,459
Total current liabilities	3,524,045	3,906,573
Long-term debt (Note 4)	17,500,000	—
Capital leases	429,495	425,453
Total liabilities	21,453,540	4,332,026
Commitments (Notes 4 and 5)
Member’s equity
JH Kelly Holdings, LLC equity contributions	38,520,964	30,242,364
Deficit accumulated during development stage	(24,762,648)	(12,515,390)
Total member’s equity	13,758,316	17,726,974
Total liabilities and member’s equity	$35,211,856	$22,059,000

The accompanying notes are an integral part of these financial statements.

Cascade Kelly Holdings, LLC

(A development stage company)

Statements of Operations and Member’s Equity

Years Ended December 31, 2012, 2011, 2010 and Period from December 23, 2009 (Date of Inception) through December 31, 2012

	2012	2011	2010	Cumulative for the Period from December 23, 2009 (inception) to December 31, 2012

Sales	$1,100,062	$—	$—	$1,100,062
Cost of sales	908,532	—	—	908,532
Gross profit	191,530	—	—	191,530
Selling, general and administrative expense	4,258,139	2,445,943	3,967,781	10,937,274
Start-up costs	7,648,457	5,838,716	—	13,487,173
Loss from operations	(11,715,066)	(8,284,659)	(3,967,781)	(24,232,917)
Other income (expense)
Interest expense, net	(583,392)	—	—	(583,392)
Other income (expense), net	51,200	2,429	32	53,661
Net loss	(12,247,258)	(8,282,230)	(3,967,749)	(24,762,648)
Member’s equity at beginning of period	17,726,974	4,419,014	3,268,057	—
JH Kelly Holdings, LLC contributions	8,278,600	21,590,190	5,118,706	38,520,964
Member’s equity at end of period	$13,758,316	$17,726,974	$4,419,014	$13,758,316

The accompanying notes are an integral part of these financial statements.

Cascade Kelly Holdings, LLC

(A development stage company)

Statements of Cash Flows

Years Ended December 31, 2012, 2011, 2010 and Period from December 23, 2009 (Date of Inception) through December 31, 2012

	2012	2011	2010	Cumulative for the Period from December 23, 2009 (inception) to December 31, 2012

Cash flows from operating activities
Net loss	$(12,247,258)	$(8,282,230)	$(3,967,749)	$(24,762,648)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,483,533	446,477	—	1,930,010
Amortization of deferred financing costs	102,865	—	—	102,865
Loss on disposal of property and equipment	185,280	504,218	—	689,498
Changes in assets and liabilities, net
Accounts receivable	355,728	(544,392)	—	(188,664)
Prepaids and other current assets	(778,732)	(460,638)	(23,375)	(1,262,745)
Inventory	(249,282)	(427,125)	—	(676,407)
Accounts payable and accrued expenses	(822,080)	1,672,537	(146,663)	969,204
Other current liabilities	935,821	84,493	365,966	1,386,280
Net cash used in operating activities	(11,034,125)	(7,006,660)	(3,771,821)	(21,812,607)
Cash flows from investing activities
Additions of property and equipment	(13,967,022)	(13,875,619)	(859,982)	(32,236,089)
Net cash used in investing activities	(13,967,022)	(13,875,619)	(859,982)	(32,236,089)
Cash flows from financing activities
Proceeds from long-term debt	17,500,000	—	—	17,500,000
Payments for capital leases	(110,230)	—	—	(110,230)
Payments for debt financing fees	(330,208)	—	—	(330,208)
Advance from JH Kelly Holdings, LLC	1,000,000	—	—	1,000,000
Contributions from JH Kelly Holdings, LLC	8,278,600	21,590,190	5,118,706	38,520,964
Net cash provided by financing activities	26,338,162	21,590,190	5,118,706	56,580,526
Net increase in cash	1,337,015	707,912	486,903	2,531,830
Cash at beginning of period	1,194,815	486,903	—	—
Cash at end of period	$2,531,830	$1,194,815	$486,903	$2,531,830

Supplemental cash flow information
Cash paid for interest, net of amounts capitalized	$173,069	$—	$—	$173,069
Fixed asset purchases recorded in accounts payable	67,415	1,589,033	—	67,415

Non cash items from investing and financing activities
Assets acquired under capital leases	29,391	501,250	—	530,641

The accompanying notes are an integral part of these financial statements.

Cascade Kelly Holdings, LLC

(A development stage company)

Notes to the Financial Statements

Year Ended December 31, 2012, 2011 and 2010

1.                            Description of Operations and Summary of Significant Accounting Policies

Cascade Kelly Holdings, LLC, dba Columbia Pacific Bio-refinery (“Cascade” or the “Company”), is a development stage company established to manage an ethanol plant.   Cascade is wholly owned by JH Kelly Holdings, LLC (“JH Kelly”), who originally built the plant for a third party customer and then purchased it out of bankruptcy in 2009. Originally, JH Kelly intended to sell the facility; however, in 2011 management of JH Kelly decided to invest additional capital with the intent to operate the facility.  During 2011 and 2012, Cascade hired personnel and used contributions from JH Kelly to complete the facility which became operational in 2012 as certain portions of the facility were used to transload crude oil for a third party.

In November 2012, JH Kelly entered into an exclusivity agreement with Global Partners, LP for the sale of Cascade.  In connection with this agreement, the Company received a $1,000,000 nonrefundable payment which is included in its cash balance at December 31, 2012 and reflected as a payable to JH Kelly in other current liabilities.  The sale was consummated in February 2013 as more fully described in the subsequent event note below.

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances at the time.  Actual results may differ from those estimated amounts.

Cash and Cash Equivalents

The Company considers all investments purchased with remaining maturities of three months or less to be cash equivalents.  Total cash equivalents were $1,067,142 and $0 at December 31, 2012 and 2011, respectively.  The Company’s cash deposits are located at high credit quality financial institutions.  At times, such deposits may be in excess of Federal Deposit Insurance Corporation insurance limits.

Inventories

The Company has inventories that consist of primarily of chemicals and spare parts to be used for the continued operation of plant equipment.  These materials are not held for sale to third parties. Inventories are stated at weighted average cost and are adjusted to net realizable value when necessary.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of 12 to 20 years for buildings and improvements and 3 to 15 years for equipment and vehicles.  Additions, renewals and improvements are capitalized, while repair and maintenance costs are expensed as incurred.  Upon sale or retirement of property and equipment,

Cascade Kelly Holdings, LLC

(A development stage company)

Notes to the Financial Statements

Year Ended December 31, 2012, 2011 and 2010

the cost and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is recorded in operations.

The Company evaluates the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  No impairment charges were recognized from December 23, 2009 (date of inception) to December 31, 2012.

Disclosure of Fair Value of Financial Instruments

The carrying value of financial instruments including accounts receivable, accounts payable, and accrued liabilities approximated fair value as of December 31, 2012 and 2011 because of the relatively short maturity of these instruments.  The aggregate carrying amount reported in the balance sheet as of December 31, 2012 and 2011 for long-term debt was $17,500,000, and $0 respectively.  Using a discounted cash flow technique that incorporates a market interest yield curve, the Company has determined the fair value of its debt to be approximately $18,667,793 at December 31, 2012.

Revenue and Cost Recognition

The Company entered into an agreement with By Products North America Inc. (“BP”) to provide exclusive rail unloading, storage and barge loading services of crude oil. Revenue is recognized based on a monthly fee with additional fees for any additional crude oil services in excess of the contracted amount. The Company recognizes revenue on an accrual basis as the services are provided.  Advances from BP which have not been earned are included in accrued liabilities as deferred revenue.

Start up Costs

All start up costs are expensed as incurred.  Due to the plant not producing ethanol, some costs which are normally related to production activities were classified as start up costs in the statement of operations.  These costs included production wages and benefits, repairs and maintenance, supplies, and utility expenses.

Shared Service Allocations

The operations of the Company were primarily performed by employees exclusively employed by Cascade.  Certain services were performed by JH Kelly from December 23, 2009 (date of inception) to December 31, 2012 for the benefit of Cascade. These services consisted of accounts payable processing, legal counsel, human resources, payroll services, information technology, senior management and financial accounting for a limited amount of time. Costs associated with these services have not been allocated to the Company as they are immaterial to the financial statements of Cascade.

Cascade Kelly Holdings, LLC

(A development stage company)

Notes to the Financial Statements

Year Ended December 31, 2012, 2011 and 2010

Income Taxes

The Company is a limited liability company whereby the tax liability of the Company is attributed directly to its members.  Accordingly, there are no income tax related accounts included in the financial statements.

Subsequent Events

In preparing the financial statements, the Company has reviewed events that occurred after December 31, 2012, the balance sheet date, up until the issuance of the financial statements which occurred on May 2, 2013.

As mentioned above, Cascade was sold to Global Partners LP, a publicly traded company, for an aggregate purchase price of approximately $95,000,000 in cash.  The sale occurred on February 15, 2013, the impact of which has not been reflected in the financial statements. No other subsequent events were noted that would impact the financial statements.

Newly Adopted Accounting Standards

In May 2011, new guidance was issued which amends existing measurement guidance and expands disclosure requirements for fair value measurements, particularly for “Level 3” inputs, as defined in the accounting guidance.  This pronouncement is effective for interim and annual periods beginning after December 15, 2011.  This guidance was adopted in 2012 and did not have a significant impact on the Company’s financial position, results of operations or cash flows.

2.                            Fair Value Measurement

In accordance with fair value guidance, the Company discloses the fair value of its assets and liabilities in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value.  The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (level 3 measurements).  Fair value guidance provides three levels of the fair value hierarchy as follows:

•                       Level 1: Quoted prices in active markets for identical assets or liabilities.

•                       Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•                       Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement.  However, the determination of what constitutes “observable” requires significant judgment by the Company.  The Company considers observable data to be market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market.

Cascade Kelly Holdings, LLC

(A development stage company)

Notes to the Financial Statements

Year Ended December 31, 2012, 2011 and 2010

The following table presents the Company’s assets and liabilities that are measured and recognized at fair value on a recurring basis classified under the appropriate level of the fair value hierarchy as of December 31, 2012:

December 31, 2012	Level 1	Level 2	Level 3

Assets
Money market account	$1,067,142	$—	$—
	$1,067,142	$—	$—

Money market accounts are stated at fair value, based upon the value of the underlying securities.  There were no investments in 2011.

Cascade Kelly Holdings, LLC

(A development stage company)

Notes to the Financial Statements

Year Ended December 31, 2012, 2011 and 2010

3.                            Property and Equipment

At December 31, 2012 and 2011, property and equipment consisted of the following:

	2012	2011

Land	$163,963	$—
Buildings and improvements	2,913,355	1,204,288
Office equipment	71,332	51,038
Vehicles	840,219	648,564
Plant equipment and tools	25,590,027	8,114,625
Other equipment	60,000	60,000
Computers	527,101	352,715
Railroad and rail equipment	236,177	255,000
Capitalized interest	318,647	—
Construction in progress	1,525,710	9,168,903
	32,246,531	19,855,133
Less: Accumulated depreciation	(1,921,665)	(446,478)
	$30,324,866	$19,408,655

During 2009, JH Kelly entered into an agreement to acquire the remaining assets related to an ethanol plant for $3,533,468 which was owned by a former customer that had declared bankruptcy.  The assets were contributed to the Company upon the formation of Cascade.  In 2010, the ethanol plant was classified as an asset held for sale and no depreciation was recognized during the year.

During 2011 and 2012, significant upgrades were made to the facility to make it operational.  Of the capital improvements, $5,770,325 and $8,509,746 were paid to JH Kelly in 2012 and 2011, respectively, which performed many of the construction services at cost.  In 2012, the facility was still not producing ethanol, however, portions of the facility were being used to transload crude oil for a major oil company.

Depreciation expense for 2012 and 2011 was $1,483,533 and $446,478, respectively, and $1,930,011 for the period from December 23, 2009 (date of inception) through December 31, 2012.

Cascade Kelly Holdings, LLC

(A development stage company)

Notes to the Financial Statements

Year Ended December 31, 2012, 2011 and 2010

4.                            Notes Payable and Long-Term Debt

At December 31, 2012 and 2011 long-term debt is summarized as follows:

	2012	2011

Collateral and terms
Note payable to a related party, unsecured. Interest accrues monthly at 4%.
Interest payment due on or before January 31st of each year.
Note due on or before January 31, 2014.	$6,500,000	$—

Note payable to a related party, unsecured. Interest accrues monthly at 4%.
Interest payment due on or before January 31st of each year.
Note due on or before January 31, 2014.	2,500,000	—

Note payable to a related party, unsecured. Interest accrues monthly at 4%.
Interest payment due on or before January 31st of each year.
Note due on or before January 31, 2014.	1,000,000	—

Note payable collateralized by plant assets. Monthly interest payments are $78,125 (12.5% per annum). Note due June 5, 2014	7,500,000	—
	$17,500,000	$—

Debt issuance costs of $330,208 were incurred in 2012 and are being amortized over the term of the respective notes.

As of December 31, 2012, future maturities of principal on long-term debt are summarized as follows:

2013	$—
2014	17,500,000
$17,500,000

All debt was repaid in February 2013 following the sale of the Company.

Cascade Kelly Holdings, LLC

(A development stage company)

Notes to the Financial Statements

Year Ended December 31, 2012, 2011 and 2010

5.                            Lease Commitments

Capitalized Leases

The Company leases certain equipment under capital leases.  As of December 31, 2012 future minimum payments under these leases are as follows:

Year
2013	$110,230
2014	110,230
2015	110,230
2016	110,230
2017	110,230
Total minimum payments	551,150
Amount representing interest	(20,509)
Present value of minimum payments with average interest rate of 1.265%	530,641
Current portion of capital lease obligation	101,146
Capital lease obligation, less current portion	$429,495

Operating Leases

The Company leases mobile equipment under non-cancelable operating lease arrangements and has a continuing operating lease with the Port of St. Helens.  As of December 31, 2012, future minimum lease payments under these operating leases with initial terms of one year or more consisted of the following:

Year
2013	$193,628
2014	183,204
2015	183,204
2016	183,204
2017	183,204
Thereafter	8,875,165
$9,801,609

Rental expense in 2012, 2011 and 2010 was $ 677,723, $ 438,400 and $0, respectively, and $1,116,123 for the period from December 23, 2009 (date of inception) through December 31, 2012.

Other Commitments

As of December 31, 2012, the Company is also obligated to pay the Port of St. Helens $2,539,214 plus interest for certain access rights to a rail spur located at the plant facility.  Payments will be made in annual installments of $230,018 (inclusive of interest) through 2032.

Cascade Kelly Holdings, LLC

(A development stage company)

Notes to the Financial Statements

Year Ended December 31, 2012, 2011 and 2010

6.                            Other Current Liabilities

The composition of other current liabilities is as follows:

	2012	2011

Current payable to JH Kelly	$1,000,000	$—
Deferred revenue	750,000	—
Accrued interest	361,607	—
Financed insurance	274,673	294,122
Other current liabilities	—	156,337
	$2,386,280	$450,459

7.                            Related Parties

In 2012, the Company entered into three separate note payable agreements totaling $10,000,000.  The notes are held by related parties who are affiliated with JH Kelly. These notes were repaid in February 2013.

Other related party transactions include shared services, construction of plant assets and the payable to JH Kelly all described elsewhere in these financial statements.